UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2016 (March 3, 2016)

EUROSITE POWER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-54484	27-5250881
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 522-6000
(Registrant’s telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2016, EuroSite Power Inc. through a wholly-owned subsidiary, EuroSite Power Ltd. (collectively, the “Company”), entered into a project financing contract entitled Master Assignment of Receivables Agreement (the “Agreement”), dated March 3, 2016, with Societe Generale Equipment Finance Limited (“SGEF”), pursuant to which the Company may offer to assign to SGEF, and SGEF may accept such assignment at its discretion, certain amounts which are payable or may become payable under selected service contracts the Company has with its customers. Under the Agreement, in exchange for the assignment of such amounts, SGEF will advance to the Company a sum of monies which is determined as the aggregate of such amounts reduced by an offer specific discount rate. Amounts advanced are repaid as the Company’s customers make payment on amounts which become due and payable under service contracts. The amount of monies borrowed by the Company and the interest rate SGEF charges to the Company for the monies borrowed will vary according to the risks of the project.
The foregoing description does not constitute a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

The information furnished by EuroSite pursuant to these items, including Exhibit 10.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Master Assignment of Receivables Agreement, dated March 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2016	EUROSITE POWER INC.
By: /s/ Bonnie Brown
Bonnie Brown, Chief Financial Officer